UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2006 (May 30, 2006)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K:

The Hertz Corporation, together with its subsidiaries, is referred to herein as “we,” “our,” and “us.”  The Hertz Corporation is referred to herein as “Hertz.”

During an investor conference call on May 30, our management presented, among other things, the following information:

•                                          Consolidated Corporate EBITDA was $204.7 million for the first quarter 2006, or 11.5% of revenue, compared to pro forma Corporate EBITDA of $155.0 million for the first quarter 2005, or 9.5% of revenue.

•                                          Car Rental Segment Corporate EBITDA was $64.5 million, or 4.5% of revenue, compared to $61.2 million on a pro forma basis for the first quarter last year, also 4.5% of revenue.

•                                          Worldwide car rental transaction day growth for the first quarter was 2.2%, with similar increases both in the United States and internationally.

•                                          Our overall fleet efficiency this past quarter, measured by average rental revenue per vehicle, improved by 5.8% compared to first quarter of 2005. Average rental revenue per vehicle represents the number of transaction days of owned car rental operations during the period multiplied by rental rate revenue per day divided by the average number of owned cars operated during the period.

•                                          HERC Segment Corporate EBITDA was $146.5 million for the quarter, or 40.3% of revenue, compared to pro forma Corporate EBITDA of $95.9 million, or 33.6% of revenue, the year before.

•                                          North American HERC revenue and pre-tax growth was primarily driven by improved pricing of 4.6% and strong rental volume, with same store year-over-year revenue growth in the first quarter of 29.9%.

•                                          Overall fleet efficiency this past quarter, measured by HERC’s quarterly revenue multiplied by four and divided by the average cost of rental equipment operated during the period, improved by 450 basis points, year-over-year, for the first quarter, reflecting both pricing and utilization increases. (We believe this is a useful measurement of how efficient the fleet is utilized.)

•                                          Net book value for HERC’s revenue earning equipment increased by $118.3 million from December 31, 2005 to March 31, 2006. In the first quarter, HERC purchased $210 million of new revenue earning equipment and incurred $62 million of depreciation expense. Disposals accounted for the remaining $30 million change in value.

•                                          Car rental fleet interest for the quarter was $98 million which includes amortization of deferred financing costs totaling $21.5 million.

•                                          Net CapEx for property, plant and equipment, i.e., investments in our facilities, systems and service vehicles, was $44.9 million for the quarter compared to $72.3 million in the first quarter 2005. Depreciation expense for these non-fleet assets was $49.8 million in the first quarter of 2006 and $46.5 million for the same period in 2005.

•                                          Consolidated pre-tax for the 12 months ending March 31, 2006 was $442.9 million. For worldwide Rent A Car pre-tax was $338.9 million and for HERC, $258.2 million. Consolidated pre-tax for the full year 2005 was $541.7 million, and in that period worldwide Rent A Car achieved pre-tax of $374.6 million and HERC $239.1 million. Corporate EBITDA for the 12 months ended March 31, 2006, which includes three quarters pro forma interest and one quarter actual, was $582.0 million for worldwide Rent A Car, or 9.5% of revenue, and $638.5 million for worldwide HERC, or 42.8% of revenue. Consolidated Corporate EBITDA for Hertz was $1,190.6 million, or 15.6% of revenue. Pro forma Corporate EBITDA for the full year 2005 was $578.7 million for worldwide Rent A Car, or 9.6% of revenue, and $587.9 million for worldwide HERC, or 41.5% of revenue. Consolidated Corporate EBITDA for Hertz was $1,140.9 million, or 15.3% of revenue.

•                                          At March 31, 2006, total debt outstanding was $12.5 billion, $6.8 billion of which was car rental fleet debt, $2.1 billion of debt secured by other assets and $3.6 billion which is not secured. For our worldwide car rental operation and European equipment rental operations, we had additional capacity subject to borrowing base availability of $2.6 billion, comprised of $1.1 billion in the U.S. and $1.5 billion for the international operations. For corporate debt, which includes working capital for our operations, we had $1.4 billion of additionally capacity, subject also to borrowing base availability consisting of $293 million under the senior term facility and $1.1 billion under senior asset backed loan facility.

•                                          Net corporate debt, which is adjusted for cash, at March 31, was $5 billion, representing total debt less U.S. and international fleet debt, and pro forma Corporate EBITDA for the 12 month period ending March 31 was $1.2 billion.

•                                          Our operating free cash flow after net capital expenditures, which is the net cash provided by operating activities reduced by the net spending for revenue earning equipment and property and equipment, for the period was a requirement of $111 million, compared to a requirement of $455 million in the first quarter of 2005.

The following is a reconciliation of the non-GAAP financial measures presented on the call:

1. Pro forma Corporate EBITDA

Pro forma Corporate earnings before interest, taxes, depreciation and amortization, or “Pro forma Corporate EBITDA,” is based on Corporate EBITDA, which is a financial measure that is used in the credit agreements for our senior term facility, or the “Senior Term Facility,” and our senior asset-based revolving loan facility, or the “Senior ABL Facility.” We believe that investors, analysts and rating agencies consider Corporate EBITDA useful in measuring our ability to meet our debt service obligations. Corporate EBITDA is not a recognized measurement under accounting principles generally accepted in the United States of America, or “GAAP,” and should not be considered as an alternative to operating income or net income as a measure of operating results or cash flows as a measure of liquidity. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA is defined under our bank agreements as consolidated net income before consolidated net interest expense (other than certain indebtedness related to car fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization. In addition, Corporate EBITDA excludes certain other non-cash expenses and charges deducted in determining consolidated net income. These include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses identified by management; gain or loss associated with the sale or write down of assets not in the ordinary course of business; certain management fees paid to the Sponsors; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates.

Borrowings under our Senior Term Facility and Senior ABL Facility, referred to together as the “Senior Credit Facilities,” are a key source of our liquidity. Our ability to borrow under our Senior Credit Facilities will depend upon, among other things, the maintenance of a sufficient borrowing base under the Senior ABL Facility and our compliance with the financial ratio covenants set forth in the credit agreements of our Senior Credit Facilities. If we fail to maintain a specified minimum level of borrowing capacity under the Senior ABL Facility, we will then be subject to financial covenants under the Senior ABL Facility, including a specified debt to Corporate EBITDA leverage ratio (the ratio required varies throughout the term of the loan) and a Corporate EBITDA to fixed charges coverage ratio of less than one to one. The financial covenants in the Senior Term Facility include a specified debt to Corporate EBITDA leverage ratio and a specified Corporate EBITDA to interest expense coverage ratio for specified periods (the requirements for both of these ratios vary throughout the term of the loan). Failure to comply with these financial ratio covenants would result in a default under the credit agreement for our Senior Credit Facilities and, absent a waiver or an amendment from our lenders, permit the acceleration of all outstanding borrowings under our Senior Credit Facilities.

The calculations of Pro forma Corporate EBITDA reflect historical financial data except for car rental fleet interest which has been calculated on a pro forma basis to give effect to our new debt structure, as if the new financing had occurred on April 1, 2005 and is not necessarily representative of the calculation of Corporate EBITDA under the Senior Credit Facilities covenants. We are not required to report the Corporate EBITDA covenant measure to our lenders under the Senior Credit Facilities until September 2006. We believe that presenting Pro forma Corporate EBITDA is useful to investors because it is indicative of how the covenant measure will be calculated, giving effect to our new debt structure for a full twelve months. While the Corporate EBITDA covenant measure is meant to be calculated on a “last twelve months” basis, quarterly data for the periods ended March 31, 2005 and 2006 have been presented to provide investors with a more current indication of the progression of the covenant measure.

The following table reconciles historical income (loss) before income taxes and minority interest to earnings before interest and taxes, or “EBIT,” EBITDA and on a pro forma basis to Corporate EBITDA by segment for the twelve months ended December 31, 2005, three months ended March 31, 2005 and 2006 and the twelve months ended March 31, 2006:

	Twelve Months Ended December 31, 2005
	Car Rental	Equipment Rental	Corporate and Other	Total
	(Dollars in millions)
Income (loss) before income taxes and minority interest [1]	$374.6	$239.1	$(72.0)	$541.7
Interest, net of interest income	365.0	89.8	45.2	500.0
Minority interest	—	—	(12.6)	(12.6)
EBIT	739.6	328.9	(39.4)	1,029.1
Depreciation and amortization	1,528.5	256.8	5.1	1,790.4
EBITDA	2,268.1	585.7	(34.3)	2,819.5
Adjustments:
Pro forma car rental fleet interest	(322.2)	—	—	(322.2)
Car rental fleet depreciation	(1,381.5)	—	—	(1,381.5)
Non-cash expenses and charges [2]	13.8	1.0	7.5	22.3
Extraordinary, unusual and non-recurring gains or losses [3]	0.5	1.2	1.1	2.8
Pro forma Corporate EBITDA	$578.7	$587.9	$(25.7)	$1,140.9

	Three Months Ended March 31, 2005
	Car Rental	Equipment Rental	Corporate and Other	Total
	(Dollars in millions)
Income (loss) before income taxes and minority interest [1]	$24.6	$15.4	$(4.5)	$35.5
Interest, net of interest income	77.1	20.2	1.9	99.2
Minority interest	—	—	(2.3)	(2.3)
EBIT	101.7	35.6	(4.9)	132.4
Depreciation and amortization	359.0	60.1	1.2	420.3
EBITDA	460.7	95.7	(3.7)	552.7
Adjustments:
Pro forma car rental fleet interest	(76.4)	—	—	(76.4)
Car rental fleet depreciation	(322.3)	—	—	(322.3)
Non-cash expenses and charges [2]	2.8	0.2	1.6	4.6
Extraordinary, unusual and non-recurring gains or losses [3]	(3.6)	—	—	(3.6)
Pro forma Corporate EBITDA	$61.2	$95.9	$(2.1)	$155.0

	Three Months Ended March 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total
	(Dollars in millions)
Income (loss) before income taxes and minority interest [1]	$(11.1)	$34.5	$(86.7)	$(63.3)
Interest, net of interest income	104.0	31.4	74.9	210.3
Minority interest	—	—	(3.3)	(3.3)
EBIT	92.9	65.9	(15.1)	143.7
Depreciation and amortization	391.5	79.4	1.5	472.4
EBITDA	484.4	145.3	(13.6)	616.1
Adjustments:
Car rental fleet interest	(98.0)	—	—	(98.0)
Car rental fleet depreciation	(345.6)	—	—	(345.6)
Non-cash expenses and charges [2]	23.7	1.2	6.5	31.4
Sponsors’ fees	—	—	0.8	0.8
Corporate EBITDA	$64.5	$146.5	$(6.3)	$204.7

	Twelve Months Ended March 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total
	(Dollars in millions)
Income (loss) before income taxes and minority interest [1]	$338.9	$258.2	$(154.2)	$442.9
Interest, net of interest income	391.9	101.0	118.2	611.1
Minority interest	—	—	(13.6)	(13.6)
EBIT	730.8	359.2	(49.6)	1,040.4
Depreciation and amortization	1,561.0	276.1	5.4	1,842.5
EBITDA	2,291.8	635.3	(44.2)	2,882.9
Adjustments:
Pro forma car rental fleet interest	(343.8)	—	—	(343.8)
Car rental fleet depreciation	(1,404.8)	—	—	(1,404.8)
Non-cash expenses and charges [2]	34.7	2.0	12.4	49.1
Extraordinary, unusual and non-recurring gains or losses [3]	4.1	1.2	1.1	6.4
Sponsors’ fees	—	—	0.8	0.8
Pro forma Corporate EBITDA	$582.0	$638.5	$(29.9)	$1,190.6

The following table reconciles historical net cash provided by operating activities to Pro forma Corporate EBITDA:

	Twelve Months Ended December 31, 2005	Three Months Ended March 31, 2005	Three Months Ended March 31, 2006	Twelve Months Ended March 31, 2006
	(Dollars in millions)
Net cash provided by operating activities	$1,478.9	$910.6	$1,205.0	$1,773.3
Stock-based employee compensation	(10.5)	(1.7)	—	(8.8)
Provision for public liability and property damage	(160.0)	(35.8)	(45.9)	(170.1)
Minority interest	(12.6)	(2.3)	(3.3)	(13.6)
Deferred income taxes	423.7	(13.8)	(0.6)	436.9
Payments of public liability and property damage claims and expenses	163.8	43.2	44.0	164.6
Provision (benefit) for taxes on income	151.6	12.3	(17.3)	122.0
Interest, net of interest income	500.0	99.2	210.3	611.1
Net changes in assets and liabilities	284.6	(459.0)	(776.1)	(32.5)
EBITDA	2,819.5	552.7	616.1	2,882.9
Adjustments:
Pro forma car rental fleet interest [4]	(322.2)	(76.4)	(98.0)	(343.8)
Car rental fleet depreciation	(1,381.5)	(322.3)	(345.6)	(1,404.8)
Non-cash expenses and charges [2]	22.3	4.6	31.4	49.1
Extraordinary, unusual and non-recurring gains or losses [3]	2.8	(3.6)	—	6.4
Sponsors’ fees	—	—	0.8	0.8
Pro forma Corporate EBITDA [4]	$1,140.9	$155.0	$204.7	$1,190.6

1.       The total provision (benefit) for taxes on income for the twelve months ended December 31, 2005, three months ended March 31, 2005 and 2006 and the twelve months ended March 31, 2006 were $151.6 million, $12.3 million, $(17.3) million and $122.0 million, respectively.

2.       Non-cash expenses and charges consisted of:

	Twelve Months Ended December 31, 2005	Three Months Ended March 31, 2005	Three Months Ended March 31, 2006	Twelve Months Ended March 31, 2006
	(Dollars in millions)
Stock-based employee compensation	$10.5	$1.7	$—	$8.8
Unrealized losses (gains) on currency translation of Euro denominated Senior Notes	(2.8)	—	6.5	3.7
Amortization of debt financing costs included in car rental fleet interest	2.1	—	21.5	23.6
Non-cash charge for workers’ compensation	12.5	2.9	3.4	13.0
Total	$22.3	$4.6	$31.4	$49.1

3.       Extraordinary, unusual or non-recurring gains or losses, as determined by management, consisted of the following: (i) costs incurred in connection with the relocation of the European and U.K. Headquarters to Uxbridge, England, (ii) concession and lease settlements, (iii) insurance settlements, (iv) a charge related to Hurricane Katrina, (v) a value added tax settlement, (vi) a pension settlement loss recorded in connection with the Supplemental Employee Retirement Plan and (vii) legal settlements.

4.       Car rental fleet interest has been presented on a pro forma basis except for the three months ended March 31, 2006, which is actual.

2.  Operating Free Cash Flow After Net Capital Expenditures

Operating free cash flow after net capital expenditures represents net cash provided by operating activities, less expenditures for revenue earning equipment and expenditures for property and equipment, plus proceeds from the disposals of revenue earning equipment and property and equipment. Management believes operating free cash flow after net capital expenditures provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, this measure is not a measure of liquidity under GAAP. This measure should not be considered as an alternative to net cash provided by operating activities.

The following table reconciles net cash provided by operating activities to operating free cash flow (cash requirement) after net capital expenditures for the three months ended March 31, 2005 and 2006:

	Three Months Ended March 31,
	2005	2006
	(Dollars in millions)
Net cash provided by operating activities	$911	$1,205
Revenue earning equipment expenditures	(3,600)	(3,862)
Proceeds from disposal of revenue earning equipment	2,307	2,591
Property and equipment expenditures	(82)	(65)
Proceeds from disposal of property and equipment	9	20
Operating free cash flow (cash requirement) after net capital expenditures	$(455)	$(111)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:
	Name:	Paul J. Siracusa
	Title:	Executive Vice President
and Chief Financial Officer

Date: June 2, 2006